Exhibit 10.42

FIRST AMENDMENT
TO THE COMPUTER SCIENCES CORPORATION DEFERRED COMPENSATION PLAN

This AMENDMENT to the Computer Sciences Corporation Deferred Compensation Plan, as amended and restated effective as of December 31, 2012 (the “Plan”), shall be effective as of December 31, 2013.

W I T N E S S E T H:

WHEREAS, Computer Sciences Corporation (the “Company”) maintains the Plan and has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 17.5 of the Plan is hereby amended in its entirety as follows:

Section 17.5 Eligible Key Executive

“Eligible Key Executive” shall mean, with respect to any period beginning after December 31, 2013, any Key Executive who is an active U.S. Employee in Layers 1 through 6 with an annual base salary of at least $150,000. In addition, the term “Eligible Key Executive” shall include any active U.S. Employee who previously participated in the Plan and had a Part A Account, Part B Account or Part C Account with an account balance greater than $0 on October 31, 2013.

2.	In all other respects, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the date set forth above.

COMPUTER SCIENCES CORPORATION

By:    /s/ Eduardo J. Nunez
Eduardo J. Nunez
Vice President, Global Compensation & Benefits